Exhibit 10.27

THIRD AMENDMENT TO THE LOAN AGREEMENT

THIS THIRD AMENDMENT TO THE LOAN AGREEMENT (the “Third Amendment”) is made as of January 3, 2025, by and between Phoenix Capital Group Holdings, LLC (the “Original Borrower”); Phoenix Operating, LLC (the “New Borrower,” and collectively, with Original Borrower, the “Borrower”); and Adamantium Capital LLC (the “Lender”).

RECITALS:

A. Original Borrower and Lender entered into that certain Loan Agreement dated September 13, 2023 (the “Loan Agreement”), pursuant to which Lender agreed to extend a secured loan to the Original Borrower in the maximum of $200,000,000 in the aggregate (the “Loan”), and Original Borrower agreed to obtain the Loan from Lender, on the terms and conditions set forth in the Loan Agreement and other Loan Documents.

B. The Loan is evidenced by a Subordinate Master Credit Note (Accrual Pay) and a Subordinate Master Credit Note (Current Pay) made by the Original Borrower in favor of Lender as of September 13, 2023 (collectively, the “Notes”).

C. Lender and Borrower entered into that certain Loan Agreement Amendment and Note Modification Agreement dated October 30, 2023 (the “First Amendment”), to add New Borrower as a borrower of the Loan, as a party to the Loan Agreement, and as a borrower of the Notes.

D. Lender and Borrower entered into that certain Loan Agreement Amendment and Note Modification Agreement dated December 12, 2024 (the “Second Amendment”), to increase the maximum principal amount of the Loan to $407,000,000.

E. Lender and Borrower now desire to enter into this Third Amendment for the purpose of redefining the “Senior Debt” in the Loan Agreement to reflect that certain Limited Waiver and Amendment No. 3 to Amended and Restated Senior Secured Credit Agreement (“Amendment No. 3”), dated as of December 18, 2024 (the “Closing Date”), by and among Borrower, each of the lenders and guarantors that become a party thereto, and Fortress Credit Corp. as the administrative agent, which established a new tranche of term loans in an aggregate principal amount of $115 million that was borrowed in full on the Closing Date.

F. Lender and Borrower now desire to execute this Third Amendment to set forth their agreements with respect to the above-mentioned matters.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Except as modified hereby, all capitalized terms used in this Third Amendment will have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined in this Third Amendment.

2. Payment Subordination. The “Senior Debt,” as defined in Section 3.1 of the Loan Agreement, is hereby amended to mean that certain loan consisting of a $215 million term loan facility and a $35 million delayed draw term loan facility pursuant to that certain Amended and Restated Senior Secured Credit Agreement, dated as of August 12, 2024, as amended by and among Borrower, each of the lenders and guarantors that become a party thereto, and Fortress Credit Corp. as the administrative agent (as amended by that certain Limited Waiver and Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement, dated as of October 25, 2024, that certain Amendment No. 2 to Amended and Restated Senior Secured Credit Agreement, dated as of November 1, 2024 and Amendment No. 3), of which certain of the proceeds were used to pay all amounts owed under the Amarillo National Bank Commercial Credit Agreement. The exceptions to subordination as further provided in Section 3.1 relating to debt with affiliates of Borrower and excepting any unsecured notes, bonds and other debt instruments remain unmodified.

3. Ratification; No Novation; Reaffirmation of Grant of Security Interest. Borrower promises and agrees to pay and perform the obligations of payment and performance set forth in the Loan Agreement, as hereby modified and amended, and further agrees to perform all of its requirements, conditions and obligations under the terms of the Loan Documents as modified and amended, all such documents being hereby ratified and affirmed. The execution and delivery of this Third Amendment shall not constitute a novation or accord and satisfaction of any Loan Document, or a modification of any lien, encumbrance or security title, if any, securing the obligations thereunder. All references in the Loan Documents to the Loan Agreement shall hereinafter be deemed to be a reference to such document as amended by this Third Amendment.

4. Applicable Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

5. Binding Effect. This Third Amendment shall be binding on and inure to the benefit of any assignee or the respective successors and assigns of the parties hereto.

6. Counterparts Telecopied Signatures. This Third Amendment may be executed in any number of counterparts and by different parties to this Third Amendment on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature to this Third Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to be signed by its duly authorized representative as of the day and year first above written.

ORIGINAL BORROWER:

PHOENIX CAPITAL GROUP HOLDINGS, LLC a Delaware limited liability company

By:	/s/ Adam Ferrari
Name:	Adam Ferrari
Title:	Manager

NEW BORROWER:

PHOENIX OPERATING, LLC, a Delaware limited liability company

By: Phoenix Capital Group Holdings, LLC

Its: Manager

By:	/s/ Adam Ferrari
Name:	Adam Ferrari
Its:	Manager

LENDER:

ADAMANTIUM CAPITAL LLC a Delaware limited liability company

By:	/s/ Lindsey Wilson
Name:	Lindsey Wilson
Title:	Authorized Signatory

[Signature Page of Third Amendment to Loan Agreement]